UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2017

DC Industrial Liquidating Trust

(Exact name of registrant as specified in its charter)

Maryland	000-54372	47-7297235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

518 Seventeenth Street, 17th Floor

Denver, CO 80202

(Address of principal executive offices)

(303) 228-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 2.01.   Completion of Acquisition or Disposition of Assets.

On December 6, 2017, DC Industrial Liquidating Trust (the “Trust”), indirectly through certain wholly owned subsidiaries, consummated the sale of a portfolio of 10 properties (the “Transaction”) pursuant to the previously disclosed purchase and sale contract entered into with certain wholly owned subsidiaries of Black Creek Industrial Open End Fund OP LP (collectively, the “Purchaser”) dated October 20, 2017 (the “Sale Agreement”). The properties sold pursuant to the Sale Agreement constituted all of the real property owned by the Trust. The aggregate purchase price received by the Trust and its subsidiaries at the closing was $190,500,000, before giving effect to customary real estate prorations.

It is the Trust’s present intention to distribute the net cash proceeds from the sale to the Trust’s unitholders on or around December 20, 2017. The Trust estimates that approximately $0.55 net per unit of beneficial interest will be distributed.

Item 9.01.   Financial Statements and Exhibits.

(b)	Pro Forma Financial Information.

1. DC Industrial Liquidating Trust Pro Forma Consolidated Financial Statements for the Year Ended December 31, 2016

(d)	Exhibits.

99.1	DC Industrial Liquidating Trust Pro Forma Consolidated Financial Statements for the Year Ended December 31, 2016

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DC INDUSTRIAL LIQUIDATING TRUST

December 8, 2017	By:	/s/ THOMAS G. MCGONAGLE
		Name:	Thomas G. McGonagle
		Title:	Managing Director, Chief Financial Officer

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